Exhibit 10.28

January 27, 2004

Mr. Robert C. Bowen
c/o Scientific Learning Corporation
300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612

Dear Bob:

This letter confirms the agreement that the Company and you have reached concerning the payment to you of performance bonuses.

As you know, your Executive Employment Agreement with the Company, dated as of May 31, 2002 provides, in Section 2.2, that you may be paid annual performance bonuses, based on factors specified in that Section.

The Company and you have agreed that for the year 2003 and future years during your employment with the Company, Section 2.2 shall not apply, and instead you shall be eligible for a performance bonus in accordance with the Company’s Management Incentive Plan for the applicable year.

Please sign below to confirm our agreement.

SCIENTIFIC LEARNING CORPORATION

By	/s/ Rodman W. Moorhead
——————————————————
Rodman W. Moorhead
Chairman of the Compensation Committee
of the Board of Directors

AGREED:

/s/ Robert C. Bowen
———————————————————
Robert C. Bowen

Date:______________________________